            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement on Form N-4 (No. 333-205718) of our report dated April 13, 2016 relating to the statutory financial statements and supplemental schedules of Forethought Life Insurance Company and our report dated March 31, 2016, relating to the financial statements and financial highlights of Forethought Life Insurance Company Separate Account A both of which appear in the April 18, 2016 Registration Statement.

/s/ PricewaterhouseCoopers LLC

Boston, Massachusetts
November 9, 2016